                                                  Registration No. 333-_________
    As filed with the Securities and Exchange Commission on April 27, 2001.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             SPECTRALINK CORPORATION
             (Exact name of registrant as specified in its charter)

                     Delaware                         84-1141188
              (State or other juris-               (I.R.S. Employer
             diction of incorporation             Identification No.)
                 or organization)

                               5755 Central Avenue
                             Boulder, Colorado 80301
                                 (303) 440 5330
          (Address, including zip code of Principal Executive Offices)

                 SPECTRALINK CORPORATION 2000 STOCK OPTION PLAN
                            (Full Title of the Plan)

                         Mr. Bruce M. Holland, President
                             SpectraLink Corporation
                               5755 Central Avenue
                             Boulder, Colorado 80301
                                 (303) 440 5330
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                               John G. Lewis, Esq.
                    Ireland, Stapleton, Pryor & Pascoe, P.C.
                            1675 Broadway, 26th Floor
                             Denver, Colorado 80202
                            Telephone: (303) 623-2700

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                         CALCULATION OF REGISTRATION FEE

======================   ================   ================   ==================    ============
                                                Proposed
Title of each class of                      maximum offering    Proposed maximum       Amount of
   securities to be        Amount to be         price per      aggregate offering    registration
      registered            registered          Share(1)            price(1)              fee
----------------------   ----------------   ----------------   ------------------    ------------
Common Stock, $0.01        735,075 shares       $10.69(2)         $ 7,857,952          $1,964.49
par value per share
======================   ================   ================   ==================    ============
Common Stock, $0.01      2,164,925 shares       $10.00(3)         $21,649,250          $5,412.31
par value per share
======================   ================   ================   ==================    ============
       TOTAL             2,900,000 shares                         $29,507,202          $7,376.80
======================   ================   ================   ==================    ============

(1)      Estimated solely for the purpose of calculating the Registration Fee.

(2) Calculated pursuant to Rule 457(h) based upon the weighted average exercise price of options presently outstanding under the plan.

(3) Calculated pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock reported on the Nasdaq National Market as of April 25, 2001.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents which have been filed with the Securities and Exchange Commission (the "Commission"), by SpectraLink Corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

                  (a) the Company's latest Annual Report on Form 10-K, filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

                  (b) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

                  (c) the description of the Company's Common Stock contained in the Company's Registration Statement filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as the "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed Incorporated Document or in any prospectus or prospectus supplement modifies or supersedes such statement.


ITEM 4. DESCRIPTION OF SECURITIES.

                  Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law (the "DGCL") permits, and in some cases requires, indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations, including for liabilities to which such persons might become subject under the Securities Act of 1933, as amended (the "Securities Act").

                  The Company's Bylaws contain indemnification provisions that are substantially similar to Section 145 of the DGCL. The Certificate and Bylaws do not contain any provisions that would limit the availability of indemnification to the fullest extent available under the above-referenced statute.

                  The Company's Bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (a "Proper Person"). The Company is required to indemnify Proper Person(s) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the Proper Person acted in good faith and in a manner such Proper Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such determination shall be made (i) by the Board of Directors by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders, or (iv) if a change in control has occurred and the Proper Person seeking indemnification so requests, in a written opinion rendered by independent legal counsel chosen by the person requesting indemnification and not reasonably objected to by the Board of Directors. To the extent, however, that a Proper Person has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case. A Proper Person may apply to a court of competent jurisdiction for an order requiring the Company to indemnify such person if the court determines that the person is entitled to indemnification under Delaware law and has met the criteria set forth in the Company's Bylaws.

                  No indemnification is available to a person with respect to any claim, issue or matter in which the person was adjudged liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  The indemnification rights available under Section 145 of the DGCL are not exclusive and do not preclude broader indemnification if authorized by any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company believes that the indemnification provisions contained in its Bylaws are substantially similar to the rights provided under Section 145 of the DGCL.

                  The Company has entered into agreements providing for indemnification of certain directors and executive officers, pursuant to which such directors and executive officers are entitled to the broadest possible indemnification rights that are available to an officer of a corporation under applicable law.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.


ITEM 8. EXHIBITS.

         4.1 Certificate of Incorporation - Incorporated by reference from the Company's Registration Statement on Form SB-2 (Registration Number 333-2696-D).

         4.2 Bylaws of the Company - Incorporated by reference from the Company's Registration Statement on Form SB-2 (Registration Number 333-2696-D).

         4.3 Specimen Common Stock Certificate - Incorporated by reference from the Company's Registration Statement on Form SB-2 (Registration Number 333-2696-D).

         5.1 Opinion of Ireland, Stapleton, Pryor & Pascoe, P.C. regarding the legality of the Common Stock being registered.*

         10.1 SpectraLink Corporation 2000 Stock Option Plan - Incorporated by reference from the Company's Definitive Proxy Statement for its Annual Meeting of Shareholders held on May 24, 2000 (Filed on EDGAR - Form Type DEF 14A - March 30, 2000 - Accession Number 0000950134-00-002762 ).

         23.1     Consent of Arthur Andersen LLP.*

         23.3 Consent of Ireland, Stapleton, Pryor & Pascoe, P.C. (included in the opinion filed as Exhibit 5.1)*

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         * Filed herewith.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

                  a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information.

                  b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  d. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  e. To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                  f. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado on April 27, 2001.

                     SPECTRALINK CORPORATION

                     By: /s/ Bruce M. Holland
                         -------------------------------------------------------
                         Bruce M. Holland, President and Chief Executive Officer



            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                    TITLE                                                    DATE
---------                    -----                                                    ----

/s/ Bruce M. Holland         President, Chief Executive Officer and Director          April 27, 2001
-------------------------    (Principal Executive Officer)
Bruce M. Holland

/s/ Nancy K. Hamilton        Chief Financial Officer (Principal Financial Officer     April 27, 2001
-------------------------    and Principal Accounting Officer)
Nancy K. Hamilton

/s/ Carl D. Carman           Director                                                 April 27, 2001
-------------------------
Carl D. Carman

/s/ Anthony V. Carollo       Director                                                 April 27, 2001
-------------------------
Anthony V. Carollo, Jr.

/s/ Burton J. McMurtry       Director                                                 April 27, 2001
-------------------------
Burton J. McMurtry

                                 EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
   4.1            Certificate of Incorporation - Incorporated by reference from the Company's Registration Statement on Form SB-2
                  (Registration Number 333-2696-D).

   4.2 Bylaws of the Company - Incorporated by reference from the Company's Registration Statement on Form SB-2 (Registration
                  Number 333-2696-D).

   4.3 Specimen Common Stock Certificate - Incorporated by reference from the Company's Registration Statement on Form SB-2
                  (Registration Number 333-2696-D).

   5.1 Opinion of Ireland, Stapleton, Pryor & Pascoe, P.C. regarding the legality of the Common Stock being registered.*

   10.1 SpectraLink Corporation 2000 Stock Option Plan - Incorporated by reference from the Company's Definitive Proxy Statement for its Annual Meeting of Shareholders held on May 24, 2000 (Filed on EDGAR - Form Type DEF 14A - March 30, 2000 - Accession
                  Number 0000950134-00-002762 ).

   23.1           Consent of Arthur Andersen LLP.*

   23.3 Consent of Ireland, Stapleton, Pryor & Pascoe, P.C. (included in the opinion filed as Exhibit 5.1)*

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         * Filed herewith.